UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 12, 2007

(Date of Report/Date of earliest event reported)

SOLO CUP COMPANY

(Exact name of registrant as specified in its charter)

Commission file number 333-116843

Delaware	47-0938234
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 Old Deerfield Road Highland Park, Illinois	60035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 847/831-4800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	Completion of Acquisition or Disposition of Assets.

On November 12, 2007, Solo Cup Operating Corporation (“SCOC”), a subsidiary of the Company, completed the sale of 100% of the capital stock of SCOC’s Japanese subsidiaries, Yugen Kaisha Solo Cup Asia-Pacific and Solo Cup Japan Co., Ltd. (“SCJ”), to Yugen Kaisha PC Rose, an affiliate of Phoenix Capital Co., Ltd. (the “Buyer”). The sale included all assets and liabilities of SCJ for $53 million. SCJ’s manufacturing facilities in Fuji and Kumamoto, Japan and corporate office in Tokyo were included in the sale. SCOC also entered into a Distribution Agreement with the Buyer which provides for the sale of certain Solo branded products in Japan to the Buyer.

ITEM 2.02	Results of Operations and Financial Condition.

On November 14, 2007, the registrant, Solo Cup Company (the “Company”), issued a press release announcing summary financial results for the thirteen weeks ended September 30, 2007. A copy of the press release is furnished as Exhibit 99.1 to this report.

The press release contains non-GAAP financial measures as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended. Management reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures utilized for analysis by the Company and our debt holders provide financial statement users meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Those non-GAAP financial measures may be inconsistent with similar measures presented by other companies. Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s financial results reported in accordance with GAAP.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press Release issued by Solo Cup Company dated November 14, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLO CUP COMPANY

By:	/s/ Robert D. Koney, Jr.
Robert D. Koney, Jr.
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer and Duly Authorized Officer)

Date: November 15, 2007

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